UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2021

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Sale and Purchase Agreement

Vertiv Holdings Ireland DAC, a private company limited by shares incorporated in Ireland (the “Irish Buyer”), Vertiv International Holding Corporation, an Ohio corporation (the “US Buyer” and together with the Irish Buyer, the “Buyers” and each a “Buyer”) and Vertiv Holdings Co, a Delaware corporation (the “Company”) entered into a sale and purchase agreement, dated as of September 8, 2021 (the “Acquisition Agreement”), to acquire (the “Acquisition”) the shares in E&I Engineering Ireland Limited, a private company limited by shares incorporated in Ireland, and Powerbar Gulf LLC – Foreign Direct Investment, a non-freezone limited liability company incorporated and registered in Ras Al Khaimah Economic Zone-Government of Ras Al Khaimah, from the parties set forth in the Acquisition Agreement (the “Sellers”).

The aggregate purchase price payable by the Buyers is approximately $1.8 billion in upfront consideration plus an additional potential $200 million in cash, with the additional consideration subject to achieving certain future profit milestones. The upfront consideration consists of $1,170 million in cash and shares of the Company’s common stock valued at approximately $630 million.

The closing of the Acquisition is subject to customary closing conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval (or deemed approval by expiration of the applicable review period) of the Acquisition by the Irish Competition and Consumer Protection Commission pursuant to the Competition Act 2002 (as amended), in each case prior to December 31, 2021. The Acquisition is expected to close in the fourth quarter of 2021. The parties to the Acquisition Agreement have made certain representations, warranties and covenants that are customary for a transaction of this nature governed by English law. Although the Buyers’ obligation to consummate the Acquisition is not subject to a financing condition, the transaction is supported by a committed financing from Citigroup Global Markets Inc.

The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.” This information, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. On September 8, 2021, the Parent issued a press release announcing that the Parent entered into the Acquisition Agreement. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description

2.1	Sale and Purchase Agreement between Buyers and Sellers dated September 8, 2021.

99.1	Press release of Vertiv Holdings Co dated September 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2021	Vertiv Holdings Co

/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer